As filed with the Securities and Exchange Commission on February __, 2001.
                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              --------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------


                           KIMBALL INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)

                INDIANA                                35-0514506
    (State or Other Jurisdiction of                 (I.R.S. Employer
    Incorporation or Organization)                 Identification No.)

                                1600 ROYAL STREET
                              JASPER, INDIANA 47549
                    (Address of Principal Executive Offices)

                           KIMBALL INTERNATIONAL, INC.
                                 RETIREMENT PLAN
                            (Full Title of the Plan)

                   JOHN H. KAHLE                         Telephone number,
             EXECUTIVE VICE PRESIDENT,                 including area code,
            GENERAL COUNSEL, SECRETARY                of agent for service:
            KIMBALL INTERNATIONAL, INC                    (812) 482-1600
                 1600 ROYAL STREET
               JASPER, INDIANA 47549
      (Name and Address of Agent For Service)



--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE

                                          Proposed     Proposed
      Title of                             Maximum      Maximum
     Securities          Amount           Offering     Aggregate      Amount of
        to be             to be             Price      Offering     Registration
     Registered        Registered(1)    Per Share(2)    Price(2)         Fee
--------------------------------------------------------------------------------
Class B Common Stock  3,000,000 Shares   $15.032      $45,096,000     $11,274
(par value $.05
per share)


--------------------------------------------------------------------------------
1 In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Retirement Plan and Trust described herein.

2 Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market System on February 21, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to
Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

                  The following documents filed by Kimball International, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") (File No. 0-3279) are incorporated herein by reference:

                           (1) The Company's  Annual Report on Form 10-K for the
fiscal year ended June 30, 2000, which has heretofore been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act").

                           (2) The Company's  Quarterly Reports on Form 10-Q for
the quarter periods ended September 30, 2000 and December 31, 2000 which have heretofore been filed by the Company with the Commission pursuant to the 1934 Act.

                           (3) The  description  of the  Company's  Common Stock
contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the 1934 Act.

                  All documents subsequently filed by the Company and the Company's Retirement Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the registrants pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the registrants' Annual Reports on covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Reports.

                  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.
         -------------------------

                  The Common Stock to be offered is registered under Section 12(g) of the 1934 Act.

Item 5.  Interest of Named Experts and Counsel.
         -------------------------------------

                  Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

                  Article XIV of the By-laws of the registrant provides for the indemnification by the registrant of each director, officer or employee of the registrant or any of its subsidiaries in connection with any claim, action, suit or proceeding brought or threatened by reason of his or her position with the registrant or any of its subsidiaries. In addition, Sections 23-1-37-1 to 15 of the Indiana Business Corporation Law specifically empower the registrant to indemnify, subject to the standards therein prescribed, any director or officer in connection with any action, suit or proceeding brought or threatened by reason of the fact that he or she is or was a director or officer of the registrant.

                  Registrant   maintains   directors   and  officers   liability
insurance covering all directors and officers of the registrant against claims arising out of the performance of their duties.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

                  Not applicable.

Item 8.  Exhibits.
         --------

                  Reference is made to the Exhibit Index.

                  Registrant hereby undertakes that it has submitted or will submit the Retirement Plan and any amendment thereto to the Internal Revenue
Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Retirement Plan.

Item 9.  Undertakings.
         ------------

                  The registrants hereby undertake:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jasper, State of Indiana, on the 13th day of February, 2001.

                                                   KIMBALL INTERNATIONAL, INC.


                                                   By:  /s/ Robert F. Schneider
                                                        ------------------------
                                                       Robert F. Schneider
                                                       Executive Vice President,
                                                       Chief Financial
                                                       Officer, Treasurer

                                POWER OF ATTORNEY

                  We, the undersigned officers and directors of Kimball International, Inc. hereby severally constitute John H. Kahle and Robert F. Schneider, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and generally to do all such things in our name and behalf in the capacities indicated below to enable Kimball International, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

                  Pursuant to the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 13th day of February, 2001.

            Signature                                     Title
            ---------                                     -----

/s/ Douglas A. Habig                   Chairman, Chief Executive Officer
          Douglas A. Habig             (principal executive officer)

/s/ Robert F. Schneider                Executive Vice President, Chief Financial
         Robert F. Schneider           Officer, Treasurer
                                       (principal financial officer)

/s/ Roy W. Templin                     Vice President, Finance and Chief
           Roy W. Templin              Accounting Officer
                                       (principal accounting officer)

/s/ Thomas L. Habig                    Director
           Thomas L. Habig

/s/ James C. Thyen                     Director
           James C. Thyen

/s/ John B. Habig                      Director
            John B. Habig

/s/ Ronald J. Thyen                    Director
           Ronald J. Thyen

/s/ Brian K. Habig                     Director
           Brian K. Habig

/s/ John T. Thyen                      Director
            John T. Thyen

/s/ Christine M. Vujovich              Director
        Christine M. Vujovich

/s/ Alan B. Graf, Jr.                  Director
          Alan B. Graf, Jr.

/s/ Polly B. Kawalek                   Director
          Polly B. Kawalek

/s/ Harry W. Bowman                    Director
           Harry W. Bowman

/s/ Dr. Jack R. Wentworth              Director
        Dr. Jack R. Wentworth

Pursuant to the requirements of the Securities Act of 1933, the Kimball International, Inc. Retirement Plan duly caused this Registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Jasper, State of Indiana, on February 13th, 2001.

                                          KIMBALL INTERNATIONAL, INC.
                                          RETIREMENT PLAN


                                          By: /s/ Douglas A. Habig
                                              ------------------------------
                                              Douglas A. Habig
                                              Chairman
                                              Kimball International, Inc.
                                              Retirement Plan Advisory Committee

                                  EXHIBIT INDEX

Exhibit Number                      Description
--------------                      -----------

      5           Opinion (including consent) of McDermott, Will & Emery.*

     23.1         Consent of Independent Accountants.*


*Filed herewith